EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As indepedent public accountants, we hereby consent to the incorporation by reference in Amendment No. 1 of this Registration Statement on Form S-4 (Registration #333-66473), of our report dated May 8, 1998, included in the Consolidated Graphics, Inc. Annual Report on Form 10-K for the year ended March 31, 1998, and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas
December 10, 1998